UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) April 15, 2010

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FERO INDUSTRIES, INC.

(Name of Small Business issuer in its charter)

   Colorado                                                   000-53337                                   01-0884561

(State or other jurisdiction of               (Commission File No.)                    (IRS Employer  incorporation or organization)                                                                  Identification Number)

17 Reeves Crescent, Red Deer, AB T4P 2Z4 Canada

 (Address of principal executive offices)

                                                                      (403) 827-7936

(Registrant’s telephone number)

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ITEM 8.01 OTHER EVENTS

On April 15th, 2010 the Board of Directors of Fero Industries (the Registrant) passed a resolution declaring a stock dividend of four (4) shares of common stock for each share held, of record as of April 20, 2010. The common shares of the Registrant will be considered Ex Dividend on April 21, 2010.  Upon issuance of the dividend shares, this will bring the total issued and outstanding shares to:127,500,000.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

EXHIBITS

99.1 Directors Resolution, Share Dividend

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fero Industries, Inc.

/s/ Leigh Ann Squire

Secretary, Treasurer and Director

April 20, 2010